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                                                                     EXHIBIT 4.1


                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of January 27, 2003 by and among (i) O'Charley's Inc., a Tennessee corporation (the "Company"), and (ii) 99 Boston, Inc., a Massachusetts corporation, Doe Family II, LLC, a Massachusetts limited liability company, William A. Doe, III, Dana G. Doe and Charles F. Doe, Jr. (collectively, the "Sellers").

                                    RECITALS

         WHEREAS, the Company issued shares of its common stock, no par value per share (the "Common Stock"), to the Sellers pursuant to the Asset Purchase Agreement, dated as of October 28, 2002, by and among the Company and Sellers ("Purchase Agreement"), and to William A. Doe, III, Dana G. Doe and Charles F. Doe, Jr. pursuant to the Merger Agreement, dated as of October 28, 2002, by and among the Company, Volunteer Acquisition Corporation, a Massachusetts corporation, 99 West, Inc., a Massachusetts corporation, William A. Doe, III, Dana G. Doe and Charles F. Doe, Jr. ("Merger Agreement"); and

         WHEREAS, to induce the Sellers to enter into the Purchase Agreement and the Merger Agreement, the Company and the Sellers have agreed to enter into this Agreement to provide for certain rights, privileges and preferences in favor of the Sellers.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, the Purchase Agreement and the Merger Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

         1. CERTAIN DEFINITIONS. The following terms shall have the following respective meanings:

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "HOLDER" shall mean any Seller that owns Shares, including their respective permitted successors and assigns who acquire Registrable Securities, directly or indirectly, from a Seller; provided, however, that a successor or assign will become a Holder and thereby be entitled to rights under this Agreement only if such successor or assign is a family member of a Holder, a trust for the benefit of a Holder or a family member of a Holder, or a transferee who receives such Registrable Securities as part of a pro rata distribution by a Holder that is not a natural person. For purposes of this Agreement, the Company may deem and treat the holder of a Registrable Security reflected on the Company's transfer agent's records as the Holder and absolute owner thereof and the Company shall not be affected by any notice to the contrary.

         "INITIATING HOLDERS" shall mean any Holder or Holders requesting that the Company file a registration statement pursuant to Section 2.




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         "REGISTRABLE SECURITIES" means (i) the Common Stock issued to the
Holders pursuant to the Purchase Agreement and the Merger Agreement (the "Shares") and (ii) shares of Common Stock issued in respect of the Shares as a result of a stock split, stock dividend, recapitalization or the like. For purposes of this Agreement, a Registrable Security will cease to be a Registrable Security upon the earlier of: (i) when its offer and sale has been effectively registered under the Securities Act and it has been sold or distributed in accordance with such effective registration statement; (ii) when it has been or may be sold or distributed to the public in one transaction with all other Registrable Securities owned by the Holder thereof pursuant to Rule 144 (or any successor or similar provisions) under the Securities Act; or (iii) on the fourth anniversary of the date of this Agreement.

         The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "REGISTRATION EXPENSES" shall mean all expenses, except as included in Selling Expenses or as otherwise stated below, incurred by the Company in complying with Sections 2 and 3 including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one special counsel (in an amount not to exceed $10,000 per registration) for all Holders in the event of each registration provided for in Sections 2 and 3.

         "SEC" shall mean the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the Shares registered by the Holders.

         2. REQUESTED REGISTRATION.

         (a) Subject to the terms and conditions set forth in this Agreement, if at any time after the date of this Agreement the Company shall receive a written request from any Holder or Holders to file a registration statement under the Securities Act covering the resale registration of Registrable Securities having an anticipated aggregate offering price of at least $2,000,000, the Company will promptly give written notice of the proposed registration to all other Holders and include in such registration all Registrable Securities of such Holders with respect to which the Company receives written requests for inclusion therein within ten days after the date of such notice. Such written requests shall express the present intention of the Holders to offer or cause the offering of such Registrable Securities for distribution and shall state the intended method of distribution thereof.



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

         (b) In the event the Company receives a request pursuant to Section 2(a), the Company shall use its reasonable best efforts to cause to be filed and declared effective as soon as reasonably practicable a registration statement, on Form S-3 or such other appropriate registration form under the Securities Act as the Company in its discretion shall determine, providing for the sale of the Registrable Securities requested to be included by each of the Holders that deliver notice to the Company in accordance with Section 2(a).

         The Company's obligation to use its reasonable best efforts to cause Registrable Securities to be registered in accordance with Section 2(a) is subject to each of the following limitations, conditions and qualifications:

                  (i) If the Company shall have filed a registration statement by reason of a request pursuant to Section 2(a) that shall have become effective and remained effective for the period specified in Section 5(a)(ii), then the Company shall not be required to effect any additional registration requested pursuant to this Section 2 for a period of 6 months from the date of the termination of the effectiveness of such prior registration statement.

                  (ii) Except during the 90 day period following the date of this Agreement, the Company shall not be required to effect any registration requested pursuant to Section 2(a) during the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 3 hereof, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

                  (iii) The Company shall not be required to effect any registration requested pursuant to Section 2(a) after the Company has effected two registrations pursuant to this Section 2, and such registrations have been declared effective under the Securities Act and remained effective for the period specified in Section 5(a)(ii).

                  (iv) Except during the 90 day period following the date of this Agreement, the Company may postpone for a period of 90 days the filing or the effectiveness of a registration requested pursuant to
         Section 2(a) if (A) such registration is demanded within 90 days following the effective date of a registration statement filed by the Company or (B) the Board of Directors of the Company determines in good faith that such registration might have an adverse effect on any plan or proposal by the Company or any of its subsidiaries with respect to any financing, acquisition, recapitalization, reorganization, or other material transaction or that the Company is in possession of material non-public information and disclosure of such information is not in the best interests of the Company; provided, however, that as soon as the conditions permitting such delay no longer exist, the Company shall give notice of that fact to the Initiating Holders and shall proceed with the registration unless the Initiating Holders shall have elected, at any time prior to the close of business on the tenth business day after the Company has so notified the Initiating Holders, to withdraw their request for registration, and such withdrawn request shall not constitute a request hereunder.



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

                  (v) The Company shall not be required to effect any registration pursuant to Section 2(a) unless such registration relates to Registrable Securities having an anticipated aggregate offering price of at least $2,000,000. In addition, the Company shall not be required to file a registration statement pursuant to this Section 2 with respect to Registrable Securities that may be sold by the Holder thereof in a single transaction pursuant to Rule 144 (or any successor or similar provisions) under the Securities Act.

         (c) The Company may, with the consent of the participating Holders, include Shares proposed to be sold pursuant to a registration pursuant to
Section 2(a) in a firm commitment underwriting. The Company shall have the right to select any nationally recognized investment banking firm(s) to underwrite the offering.

         (d) The Company and, at the Company's election, any other holders of Common Stock with registration rights, may include in any registration requested pursuant to Section 2(a) any shares of Common Stock that it or they shall determine so to include (the "Additional Registrable Securities") and the consent of the Initiating Holders shall not be required with respect thereto; provided, however, that, if, in the opinion of the managing underwriter(s) of such offering, the inclusion in such registration statement of all Additional Registrable Securities would materially interfere with the successful marketing of the Holders' Registrable Securities included in such registration statement, then the number of the Additional Registrable Securities shall be reduced to such number, if any, that, in the opinion of such managing underwriter(s), can be included in such underwriting without such interference with the successful marketing of the Holders' Registrable Securities.

         (e) As a condition to each Holder's right to include Shares in a registration pursuant to this Section 2 for an underwritten public offering, such Holder shall, if requested by the Company or the managing underwriter(s) in connection with such registration and distribution, (A) agree to sell the Shares on the basis provided in any underwriting arrangements entered into in connection therewith and (B) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents that are customary in similar transactions and required under the terms of such underwriting arrangements.

         3. PIGGYBACK REGISTRATION. Subject to the terms and conditions set forth in this Agreement, if, at any time or from time to time, the Company shall determine, or shall be required, to file a registration statement to register the offer and sale of shares of Common Stock for its own account or the account of any other holder of Common Stock for cash in an underwritten public offering (other than a registration relating to sales of securities pursuant to Rule 415 under the Securities Act), the Company will promptly give written notice of the proposed registration to all Holders and the Holders shall be entitled to include in such registration statement, as part of the underwritten public offering, such number of Registrable Securities to be sold for the account of the Holders (on the same terms and conditions as the shares of Common Stock to be sold by the Company or such other holder of Common Stock) as shall be specified in written requests for inclusion therein delivered to the Company within ten days after the date the Company gave notice to the Holders pursuant to this Section 3.

         The Company's obligations to include Shares in a registration statement pursuant to this Section 3 is subject to each of the following limitations, conditions and qualifications.

         (a) If, at any time after giving written notice of its intention to effect a registration of any of its shares of Common Stock and prior to the effective date of any registration statement filed in connection with such registration, the Company shall determine for any reason not to register the offer and sale of such shares, the Company may, at its election, give written notice of such determination to the Holders and thereupon it shall be relieved of its obligation to use any efforts to register any Shares in connection with such aborted registration.

         (b) If, in the opinion of the managing underwriter(s) of such offering, the distribution of all or a specified portion of the Shares would materially interfere with the registration and sale, in accordance with the intended method thereof, or materially adversely affect the pricing of the shares of Common Stock to be sold by the Company or such other holder of Common Stock, then the number of Shares to be registered on behalf of any person (other than the Company) entitled to exercise incidental registration rights with respect to such registration ("Other Holders") to be included in such registration statement shall be reduced (pro rata among the Holders and Other Holders on the basis of the number of shares that each such Holder and Other Holder requested be included unless such Other Holder's rights are expressly superior to the rights of the Holders pursuant to this Agreement, in which case such Other Holder's number of shares shall not be reduced pursuant to this Section 3(b)) to such number, if any, that, in the opinion of such managing underwriter(s), can be included without such interference. If, as a result of the provisions of the preceding sentence, any Holder is not entitled to include all of the Shares it desires to include in such registration, such Holder may elect to withdraw its request to include any Shares in such registration (a "Withdrawal Election"); provided, however, that a Withdrawal Election shall be irrevocable and such Holder shall no longer have any right to include any Shares in the registration as to which such Withdrawal Election was made.

         (c) As a condition to each Holder's right to include Shares in a registration pursuant to this Section 3, such Holder shall, if requested by the Company or the managing underwriter(s) in connection with such registration and distribution, (A) agree to sell the Shares on the basis provided in any underwriting arrangements entered into in connection therewith and (B) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents that are customary in similar transactions and required under the terms of such underwriting arrangements.

         4. EXPENSES OF REGISTRATION. Except as otherwise provided herein, all Registration Expenses incurred in connection with all registrations pursuant to Sections 2 and 3 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to Shares registered on behalf of the Holders shall be borne by the Holders of such Shares pro rata on the basis of the number of Shares so registered.

         5. REGISTRATION PROCEDURES.

         (a) In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

                  (i) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective;

                  (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities and other securities covered by such registration statement until the earlier of (A) the expiration of 60 days after the Holders are notified by the Company that they may commence the sale of the Registrable Securities covered by such registration statement and (B) until the Company has received written notice from all of the participating Holders that they do not intend to sell additional Shares; provided, that, if the offering of Registrable Securities pursuant to such registration statement is terminated or suspended by any stop order, injunction, or other order or requirement of the SEC or any other governmental agency or court, the foregoing time period shall be extended by the number of days during the period from and including the date such stop order, injunction, or other order or requirement becomes effective to and including the date when such termination or suspension no longer exists;

                  (iii) furnish to the Holders of the Registrable Securities covered by such registration statement, without charge, such numbers of copies of the registration statement, each amendment and supplement thereto, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                  (iv) use its reasonable best efforts to register, qualify or exempt the Registrable Securities covered by such registration statement under such securities or Blue Sky laws of such states as shall be reasonably necessary to enable the Holders to dispose of the Registrable Securities covered by such registration statement; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states;

                  (v) notify each Holder selling Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (vi) use its commercially reasonable efforts to cause all such Registrable Securities to be listed or quoted, prior to the date of the first sale of such Registrable Securities pursuant to such registration, on such securities exchange or quotation system on which the Common Stock is then listed or quoted; and

                  (vii) take all other reasonable steps necessary to effect the registration of the Registrable Securities contemplated thereby.

         (b) Each Holder shall provide (in writing and signed by each Holder and stated to be specifically for use in the related registration statement, preliminary prospectus, prospectus, or other document incident thereto) all such information and materials, including without limitation the intended plan of distribution, and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and any applicable state securities laws and to obtain any desired acceleration of the effective date of any registration statement prepared and filed by the Company in which such Holder's Registrable Securities will be included.

         (c) If a registration pursuant to Section 2 involves an underwritten offering, and in connection with any registration by the Company of any class of equity securities of the Company for sale for its own account or the account of any other person, including pursuant to Section 3 hereof, each Holder hereby agrees (and agrees to execute any additional documents reasonably requested by the underwriters for the Company to such effect), whether or not any of such Holder's Registrable Securities are included in such registration, not to effect any sale or distribution, including any sale pursuant to Section 144 of the Securities Act, of any securities of the Company which are similar to the securities included in such registration (other than as part of such underwritten offering), without the consent of the managing underwriter(s), for a period of 180 days after the date a request for registration is made pursuant to Section 2 or the date the Company notifies the Holders of its intent to register such equity securities for its own account or the account of any other person, including pursuant to Section 3 hereof, as the case may be; provided, however, that if the registration statement filed in connection therewith becomes effective within such 180-day period, such 180-day period shall be extended for such period as may be required pursuant to the terms and conditions of any underwriting agreement entered into in connection with such proposed registration.

         (d) Upon receipt of any notice from the Company that the Company has become aware that the prospectus (including any preliminary prospectus) included in any registration statement filed pursuant to Section 2 or Section 3 hereof, as then in effect, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Holders shall immediately discontinue disposition of the Registrable Securities pursuant to the registration statement covering the same until the Holders' receipt of copies of a supplemented or amended prospectus and, if so directed by the Company, deliver to the Company all copies other than permanent file copies then in the Holder's possession, of the prospectus covering the Registrable Securities that was in effect prior to such amendment or supplement.

         (e) Upon the filing of a registration statement for an underwritten public offering that includes a Holder's Registrable Securities pursuant to a request from such Holder delivered to the Company in accordance with Section 2 or Section 3, such Holder shall be deemed to have irrevocably committed to sell such Holder's Registrable Securities pursuant to the registration statement and shall be obligated to sell such Registrable Securities on the terms set forth in the registration statement.

         6. INDEMNIFICATION; CONTRIBUTION.

         (a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors, and each person, if any, who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, and expenses arising out of any untrue or alleged untrue statement of a material fact contained in any registration statement under which Registrable Securities owned by such Holder were registered under the Securities Act, or in any related prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit with respect to such Holder furnished in writing to the Company by such Holder expressly for use therein or by such Holder's failure to furnish the Company upon request with the information with respect to such Holder or such Holder's plan of distribution that is the subject of the untrue statement or omission or by such Holder's failure to deliver a copy of the applicable registration statement or prospectus (exclusive of the documents, if any, from which information is incorporated by reference) after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will also indemnify the underwriters thereof, their officers and directors, and each person who controls (within the meaning of the Securities Act) such underwriters to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

         (b) In connection with any registration statement in which a Holder of Registrable Securities is participating, each such Holder agrees to indemnify and hold harmless, to the extent permitted by law, the Company, the directors and officers of the Company, the underwriters participating in the offering, the underwriters' directors and officers, and each person, if any, who controls (within the meaning of the Securities Act) the Company or the underwriters against any losses, claims, damages, liabilities, and expenses arising out of any untrue or alleged untrue statement of a material fact contained in any registration statement under which Registrable Securities owned by such Holder were registered under the Securities Act, or in any related prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, to the extent that such untrue statement or omission is contained in any information or affidavit with respect to



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such Holder furnished to the Company by such Holder expressly for use therein or such untrue statement or omission relates to such Holder or such Holder's plan of distribution and such Holder failed to furnish such information to the Company upon request, or arising out of the Holder's failure to deliver a copy of the applicable registration statement or prospectus (exclusive of the documents, if any, from which information is incorporated by reference) after the Company has furnished such Holder with a sufficient number of copies of the same. Notwithstanding the provisions of this Section 6(b), the indemnification required from any Holder shall be limited to the amount of the proceeds received by such Holder from the sale of the Registrable Securities under the registration statement to which the indemnification claim relates. The Company and, to the extent customary in underwriting agreements at the time, its directors and officers and each person, if any, who controls (within the meaning of the Securities Act) the Company, shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers, and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished by such persons specifically for inclusion in any prospectus or registration statement, or the failure by such underwriters, selling brokers, dealer managers, and similar securities industry professionals to deliver a copy of the applicable registration statement or prospectus (exclusive of the documents, if any, from which information is incorporated by reference) after the Company has furnished such persons with a sufficient number of copies of the same.

         (c) Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and permit the indemnifying party to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly situated, to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of a claim, it shall not be liable to such indemnified party for legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld. If the failure of any person to give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification prejudices such indemnifying party, such indemnifying party shall be relieved of its obligation to indemnify such person to the extent that such indemnifying party has been prejudiced. No indemnifying party will consent to entry of any judgment or enter into any settlement agreement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

         (d) If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities, or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statements of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitation set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

         7. CONDITIONS PRECEDENT TO REGISTRATION. The Company's obligations under this Agreement to effect the registration of any Registrable Securities are subject to the agreement to and the performance by the Holders of such Registrable Securities of the obligations of such Holders contained in this Agreement, including, without limitation, the agreement by such Holders to pay certain expenses incurred in connection with the sale of the Registrable Securities pursuant to Section 4 hereof and the agreement by such Holders to indemnify the Company pursuant to Section 6 hereof. Unless a Holder shall, if requested by the Company, complete, execute and deliver all agreements, questionnaires, indemnities, powers of attorney, underwriting agreements, and other documents customary in a proposed registration or deemed reasonably necessary by the Company to evidence such Holder's agreements and obligations under this Agreement, the Company will have no obligation to register such Holder's Registrable Securities.

         8. RULE 144; FORM S-3. During the term of this Agreement, the Company will use its reasonable best efforts to file all reports required to be filed by it under the Exchange Act so as to enable the Holders to sell shares pursuant to the exemption contained in Rule 144 under the Securities Act and to comply with the other eligibility requirements for use of Form S-3 set forth in the instructions to Form S-3.

         9. EFFECT OF BREACH. In addition to any other statutory, equitable, or common law remedy the Company may have, in the event a Holder materially breaches any of its obligations pursuant to this Agreement and fails to cure the breach within ten days of its receipt of notice from the Company of such breach, such Holder shall have no further rights under Section 2 and 3 hereof and this Agreement will thereupon terminate with respect to such Holder and be of no continued force or effect. Notwithstanding the foregoing, in the event a Holder materially breaches any of its obligations hereunder and the Company reasonably determines that such breach may adversely affect the timing or other aspects of any offering, this Agreement shall terminate immediately with respect to such Holder and be of no continued effect.

         10. AMENDMENTS AND WAIVERS. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section shall be binding upon any person or entity that is granted certain rights under this Agreement and the Company.

         11. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         12. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon the earlier of (a) hand delivery or delivery by telecopy or facsimile at the address or number designated below if delivered on a business day during normal business hours where such notice is to be received, or the first business day following such delivery if delivered other than on a business day during normal business hours where such notice is to be received, (b) on the third business day following the date of mailing, by registered or certified mail, return receipt requested, postage prepaid, and (c) on the first business day after delivery to an overnight delivery service if delivered by overnight delivery service to the following addresses:

         If to Sellers, to the addresses      Copy to:
         set forth on Exhibit A to the
         Purchase Agreement                   Murtha Cullina LLP
                                              600 Unicorn Park Drive
                                              Woburn, Massachusetts  01801
                                              Attention: Joseph Tarby, III, Esq.
                                              Fax: (781) 933-1530

         If to Buyer:                         Copy to:

         O'Charley's Inc.                     Bass, Berry & Sims PLC
         3038 Sidco Drive                     315 Deaderick Street, Suite 2700
         Nashville, Tennessee 37204           Nashville, Tennessee 37238
         Attention: Chief Executive Officer   Attention: J. Page Davidson
         Fax: (615) 782-5031                  Fax: (615) 742-6293

Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         13. ADDITIONAL REGISTRATION RIGHTS. Nothing in this Agreement shall limit the Company's right to authorize or grant demand or piggyback registration rights to other persons who own or have the right to acquire securities of the Company (including Common Stock), regardless of whether such registration rights are senior, pari passu, or subordinate to the rights of the Holders hereunder; provided, however, that the Company shall not, without the prior consent of the Holders of at least fifty percent (50%) of the Registrable Securities, grant to any holder of Common Stock piggyback registration rights superior to the rights of the Holders under Section 3 hereof.

         14. GOVERNING LAW. This Agreement, and any dispute, controversy or claim arising out of or relating to this Agreement or a breach thereof, shall be governed by, and construed in accordance with, the internal laws of the State of Tennessee without regard to the principles of conflict of laws thereof.

         15. ENTIRE AGREEMENT. This Agreement, the Purchase Agreement, the Merger Agreement and the other documents referred to therein constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements of the parties with respect to the subject matter hereof.

         16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or by electronic transmission of an executed counterpart of any signature page to this Agreement to be executed hereunder shall have the same effectiveness as the delivery of a manually executed counterpart thereof.

         17. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         18. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.




                         [Signatures on following page]

         IN WITNESS WHEREOF, the Company and the Sellers have executed this Registration Rights Agreement as of the day and year first above written.


                                     O'CHARLEY'S INC.

                                     By:   /s/ Gregory L. Burns
                                          --------------------------------------
                                     Name:  Gregory L. Burns
                                           -------------------------------------
                                     Title: Chief Executive Officer
                                            ------------------------------------


                                     99 BOSTON, INC.

                                     By:  /s/ Charles F. Doe, Jr.
                                         ---------------------------------------
                                     Name: Charles F. Doe, Jr.
                                          --------------------------------------
                                     Title: President
                                           -------------------------------------


                                     DOE FAMILY II, LLC

                                     By:  /s/ Charles F. Doe, Jr.
                                        ----------------------------------------
                                     Name: Charles F. Doe, Jr.
                                           -------------------------------------
                                     Title: Manager
                                           -------------------------------------


                                     /s/ William A. Doe, III
                                     -------------------------------------------
                                     William A. Doe, III


                                     /s/ Dana G. Doe
                                     -------------------------------------------
                                     Dana G. Doe


                                     /s/ Charles F. Doe, Jr.
                                     -------------------------------------------
                                     Charles F. Doe, Jr.